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                                                                   EXHIBIT 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANT

     I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of my report dated September 6, 1996 relating to the financial statements of Kansas City Dental Care, Inc. which appears in such Prospectus. I also consent to the reference to me under the heading "Experts" in such Prospectus.

JAMES L. GORDON

Manhattan, Kansas
September 19, 1996